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                                                                    EXHIBIT 10.1


                              CONSULTING AGREEMENT


     1. This Consulting Agreement is entered into between Jack Simpson, Sr. ("Consultant") and ROSS Technology, Inc. ("ROSS").

     2. Consultant agrees to provide consulting services to ROSS on an as needed, non-exclusive and non-full-time basis by Consultant as an Independent Contractor for a term of twelve months (the "Term"), commencing January 1, 1999. Consultant shall perform any consulting services in a diligent, competent and timely manner.

     3. Consultant shall be reasonably available for consulting with ROSS at such times both during and outside of normal business hours as ROSS may reasonably require, subject, however, to Consultant's prior business and professional commitments, vacation plans and absences due to illness or injury. Such consulting services shall be provided in such manner and at such locations (including by telephone) as will least inconvenience Consultant. Consultant shall be responsible for determining the location at which and the manner in which the consulting services will be provided.

     4. ROSS shall pay Consultant an annual retainer of $50,000. Such retainer shall be paid on a monthly basis in twelve equal payments for the duration of the Term. This retainer shall be paid to Consultant regardless of whether Consultant is requested to render any consulting services.

     5. If any consulting services are requested in excess of 150 hours, ROSS shall pay Consultant, in addition to the retainer, an hourly rate equal to $175.00. Unless other arrangements are made with ROSS, Consultant shall invoice ROSS on a monthly basis for any consulting services rendered to ROSS pursuant to this Agreement. ROSS shall reimburse Consultant for all reasonable and documented out-of-pocket expenses, including but not limited to expenses for travel, if any, incurred in connection with any consulting services

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rendered pursuant to this Agreement. Any expenses in excess of $1,000 must be approved in advance by ROSS's, President, Chief Financial Officer or his or her respective designee.

     6. Consultant agrees that when this consultancy with ROSS ends or at any time upon ROSS's request, Consultant will immediately deliver to ROSS any documents or materials of whatever nature relating to ROSS which Consultant acquired during the period of the consultancy or are otherwise in Consultant's possession.

     7. Consultant agrees that during the period of this consultancy and thereafter, not to use or disclose confidential trade secret or confidential information of ROSS and not to disparage ROSS or any officer, director, shareholder, employee or affiliate of ROSS or otherwise make statements which could injure the personal or business reputation of any of them.

     8. This Agreement may be terminated by ROSS upon thirty days written notice to Consultant, provided however that such termination shall not relieve ROSS of the obligation to make the retainer payments to Consultant provided for in paragraph 4.

     9. This Agreement is in addition to any other agreements which may exist between Consultant and ROSS and shall not be deemed to supercede or replace any other written Agreement between the parties. This Agreement, however, does constitute the entire Agreement of the parties with respect to consulting obligations. There are no other agreements, written or oral, express or implied, between the parties, concerning consulting arrangements. This Agreement may be amended only by an agreement in writing.

     10. Consultant shall be liable for all federal, state or local income taxes with regard to any taxable benefit or payment conferred by this Agreement and shall indemnify the Company with regard to any such taxes. ROSS may, however, withhold taxes to the extent it determines that such withholding is required.


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Executed as of the first day of January, 1999 in Austin, Texas.


                                       /s/ Jack W. Simpson, Sr.
                                       -----------------------------------------
                                       CONSULTANT



                                       ROSS Technology, Inc.


                                       By: /s/ Fred T. May
                                           -------------------------------------
                                       Its: Chairman of the Board
                                            ------------------------------------


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